Exhibit 23.3


                       Consent of Thelen Reid & Priest LLP


We hereby consent to the use of our name in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65756. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                             /s/ THELEN REID & PRIEST LLP

                                             THELEN REID & PRIEST LLP

August 21, 2001


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